EXHIBIT 99.1

Premier Exhibitions Reports Fourth Quarter and Full Year 2014 Results

ATLANTA, May 27, 2014 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the fourth quarter and full year ended February 28, 2014.

Comparing the fourth fiscal quarter with the prior year's fourth fiscal quarter:

  Total revenue decreased 7.0% to $6.2 million compared to $6.7 million in the fourth quarter of fiscal 2013.
  Gross profit decreased to $2.3 million from $2.8 million in last year's fourth fiscal quarter, as gross margins declined to 37.6% from 41.6% in the prior year period.
  Net loss after non-controlling interest was $1.4 million, or $0.03 per diluted share, compared to a net loss after non-controlling interest of $1.1 million, or $0.02 per diluted share, in last year's fourth fiscal quarter.
  Adjusted EBITDA, a non-GAAP measure (1), was ($0.6) million, a decrease of $0.8 million from the prior year period.
  Total exhibition days were 1,278 compared to 1,150 in the fourth quarter of fiscal 2013.
  Average attendance per exhibition day was 357 compared to 399 in last year's fourth fiscal quarter.
  Average ticket prices at semi-permanent, museum and other locations increased 1.3% to $14.81 compared to an average semi-permanent, museum and other locations ticket price of $14.62 in the prior year period.
  General and administrative expenses decreased 8.8% to $2.9 million compared with $3.2 million in last year's fourth fiscal quarter as a result of lower compensation-related expenses.
  On February 28, 2014, the Company had total cash and marketable securities of $3.8 million.

Key highlights for the 2014 fiscal year compared to prior fiscal year:

  Total revenue decreased 25.6% to $29.3 million compared to $39.5 million in fiscal 2013.
  Gross profit decreased 32.5% to $14.0 million from $20.7 million while gross margins declined to 47.6% from 52.5% in the prior year.
  Net loss after non-controlling interest was $0.7 million, or $0.01 per diluted share, compared to a net income after non-controlling interest of $2.0 million, or $0.04 per diluted share in last year's fiscal year.
  Adjusted EBITDA, a non-GAAP measure (1), was $2.4 million, a decrease of $5.4 million from the prior year's results.

Michael Little, Premier's Chief Financial Officer and Chief Operating Officer, stated, "Fourth quarter results were generally consistent with the prior year and reflect ongoing challenges to our business. Specifically, we continue to experience lower attendance and related merchandise sales at our stationary installations, many of which have been in their respective markets for over five years, and at our domestic touring venues, which are generally in smaller markets than where we have operated previously. The combination of these factors resulted in lower revenues, gross profit, and adjusted EBITDA versus the fourth quarter of fiscal 2013."

Little continued, "We are resolved to improving the performance of Titanic and Bodies from current levels which we think can best be accomplished by updating the exhibition content and by bolstering our exhibition marketing efforts. To accomplish these changes, we will invest in both exhibitions. In addition, we have augmented our in-house marketing team and partnered with Crossmedia to re-envision and re-launch highly creative and collaborative campaigns and bring these stories to life across paid, owned, and earned media. We think these efforts should positively impact these existing properties over time and complement our broader plan to evolve and diversify our portfolio."

Samuel Weiser, Premier's President and Chief Executive Officer, stated, "We are forging ahead on several fronts aimed at strengthening our organization and building a firmer foundation at Premier. First, we are excited to be returning to New York City with a world-class space on Fifth Avenue that we are highly confident will bolster our stationary exhibition business. We are also making considerable progress in expanding our exhibition portfolio through the recent launches of Extreme Dinosaurs and The Discovery of King Tut and we have several projects in development that we believe will captivate, educate, and inspire audiences while positioning us to capture new exhibition and related merchandise revenue streams. We believe these new content initiatives will further strengthen our relationship with the museum community and generate significant, low risk revenue in the coming years."

New Stationary Exhibition Location in Midtown Manhattan

Premier recently announced that it has signed a long-term lease for a world-class exhibition and retail space in New York City at 417 Fifth Avenue between 37th and 38th streets. The leased premises encompass the building's entire second floor plus additional space on the building's first floor that will house the exhibitions and a large meeting/entertainment/special event space. The Company anticipates opening the space in the fall, well-ahead of the important Holiday season, and will release specific information about the exhibitions that will be opening at a later date.

New Exhibitions

  Premier debuted Extreme Dinosaurs, presented by Dinosaurs Unearthed, at Atlantic Station in Atlanta, GA on March 29, 2014. Extreme Dinosaurs is an educational and entertaining exhibition that gathers the world's strangest dinosaurs in an experience that showcases both lifelike and life-size animatronic dinosaurs alongside full-scale skeletons and real and replica fossils. The exhibition features some of the newest, bizarre dinosaur finds from the current "Golden Age" of paleontology, capturing the human fascination with dinosaurs at an exciting moment in dinosaur history. Extreme Dinosaurs replaced Titanic: The Artifact Exhibition, and is featured alongside BODIES…The Exhibition.
  Premier debuted The Discovery of King Tut at Union Station in Kansas City, MO on April 4, 2014. The exhibition recreates the moment of Howard Carter's remarkable discovery of the lost tomb of Tutankhamun.  Utilizing over 1,000 reproductions of the treasures discovered in the undisturbed tomb, the exhibition provides an incomparable presentation of not only Carter's experience of entering the burial chamber for the first time, but also of 18th dynasty Egyptian history.  Premier entered into a License Agreement with Semmel Concerts GmbH, a German entity, providing the Company the exclusive rights to tour the exhibition in North America.

Fourth Fiscal Quarter 2014 Conference Call Information

Premier Exhibitions will host a conference call to discuss the results, Tuesday, May 27, 2014 at 5:30pm (EDT). Investors in the U.S. can access the call by dialing 1 (888) 299-7209 and International callers may dial 1 (719) 325-2491. Callers should reference Conference ID number 2077099. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income/(loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	February 28,	February 28,
	2014	2013
ASSETS
	(Audited)
Current assets:
Cash and cash equivalents	$ 3,434	$ 6,393
Certificates of deposit and other investments	407	407
Accounts receivable, net of allowance for doubtful accounts of $392 and $325, respectively	1,331	1,370
Merchandise inventory, net of reserve of $17 and $25, respectively	1,206	1,205
Deferred income taxes	--	8
Income taxes receivable	263	167
Prepaid expenses	2,012	1,177
Other current assets	381	562
Total current assets	9,034	11,289

Artifacts owned, at recovery cost	2,901	2,933
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $19,799 and $17,333, respectively	9,287	9,280
Exhibition licenses, net of accumulated amortization of $5,857 and $5,664, respectively	1,841	2,034
Film and gaming assets, net of accumulated amortization of $1,101 and $475, respectively	2,233	2,858
Other receivable, net of allowance for doubtful accounts of $892 and $574, respectively	--	34
Goodwill	250	250
Future rights fees, net of accumulated amortization of $438 and $0, respectively	3,942	4,380
Restricted assets	--	3,618
Deferred income taxes	302	--
Long-term exhibition costs	215	843
Subrogation rights	250	250
Total Assets	$ 30,256	$ 37,770

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 3,301	$ 4,146
Income taxes payable	--	175
Deferred revenue	3,076	2,363
Deferred income taxes	302	--
Short-term portion of capital lease obligations	39	24
Short-term portion of notes payable, net of discount of $66 and $362, respectively	170	5,080
Total current liabilities	6,888	11,788

Long-Term liabilities:
Lease abandonment	1,440	1,903
Deferred income taxes	--	8
Long-term portion of capital lease obligations	61	83
Long-term portion of notes payable, net of discount of $134 and $340, respectively	1,126	2,629
Total long-term liabilities	2,627	4,623

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 49,044,378 and 49,072,364 shares, respectively; outstanding 49,042,369 and 49,070,355 shares, respectively	5	5
Additional paid-in capital	53,822	53,807
Accumulated deficit	(35,630)	(34,916)
Accumulated other comprehensive loss	(326)	(471)
Less treasury stock, at cost; 2,009 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	17,870	18,424
Equity Attributable to Non-controlling interest	2,871	2,935
Total liabilities and shareholders' equity	$ 30,256	$ 37,770

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Year Ended
	February 28, 2014	February 28, 2013	February 28, 2014	February 28, 2013
	4Q14	4Q13	(Audited)	(Audited)
Revenue:
Exhibition revenue	$ 5,071	$ 4,560	$ 22,893	$ 29,584
Merchandise and other	981	1,880	5,747	8,988
Management fee	145	208	708	819
Licensing fee	--	15	--	74
Total revenue	6,197	6,663	29,348	39,465

Cost of revenue:
Exhibition costs	3,377	3,083	13,114	15,289
Cost of merchandise sold	487	810	2,254	3,456
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	3,864	3,893	15,368	18,745

Gross profit	2,333	2,770	13,980	20,720

Operating expenses:
General and administrative	2,891	3,171	12,761	14,647
Depreciation and amortization	1,082	876	4,150	3,525
Net (gain)/loss on disposal of assets	(44)	134	(115)	134
Write-off of assets	--	--	798	--
Gain on note payable fair market value adjustment	(152)	--	(2,566)	--
Contract and legal settlements	--	(309)	(297)	(309)
Total operating expenses	3,777	3,872	14,731	17,997

Income/(loss) from operations	(1,444)	(1,102)	(751)	2,723

Interest expense	(39)	(138)	(342)	(681)
Realized losses on foreign currency transactions	(137)	--	(137)	--
Gain on debt modification	--	--	--	81
Other income	71	3	289	23

Income/(loss) before income taxes	(1,549)	(1,237)	(941)	2,146

Income tax expense/(benefit)	--	2	(163)	279

Net income (loss)	(1,549)	(1,239)	(778)	1,867
Less: Net (income)/loss attributable to noncontrolling interests	(159)	(141)	(64)	(83)
Net income (loss) attributable to shareholders of Premier Exhibitions, Inc.	$ (1,390)	$ (1,098)	$ (714)	$ 1,950

Net income/(loss) per share:
Basic income/(loss) per common share	$ (0.03)	$ (0.02)	$ (0.01)	$ 0.04
Diluted income/(loss) per common share	$ (0.03)	$ (0.02)	$ (0.01)	$ 0.04

Shares used in basic per share calculations	49,022,022	48,683,899	49,219,536	48,159,918
Shares used in diluted per share calculations	49,022,022	48,683,899	49,219,536	48,560,663

Comprehensive income/(loss)	$ (1,253)	$ (1,091)	$ (569)	$ 1,964

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Year Ended
	February 28,		February 28,

	2014	2013	2014	2013
Cash flows from operating activities:			(Audited)	(Audited)

Net income/(loss)	$ (1,549)	$ (1,239)	$ (778)	$ 1,867
Adjustments to reconcile net income/(loss) to net cash provided/(used) by operating activities:
Depreciation and amortization	1,082	876	4,150	3,525
Lease abandonment	(119)	(55)	(463)	(494)
Gain on note payable fair market value adjustment	(153)	--	(2,567)	--
Realized losses on foreign currency transactions	137	--	137	--
Write-off of assets	--	--	798	--
Gain on debt modification	--	--	--	(81)
Stock based compensation	(54)	217	231	866
Allowance for doubtful accounts	141	94	386	382
Amortization of debt discount	28	138	324	678
Net (gain)/loss on disposal of assets	(44)	134	(115)	134
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	175	302	(28)	6
(Increase)/decrease in merchandise inventory, net of reserve	113	162	(1)	(98)
(Increase)/decrease in prepaid expenses	303	262	(1,211)	82
(Increase)/decrease in other assets	(33)	(396)	181	(474)
(Increase)/decrease in income tax receivable	(20)	(12)	(96)	79
Increase in other receivable	(74)	(114)	(285)	(387)
Increase in long-term exhibition costs	(77)	(181)	(6)	(341)
Decrease in accounts payable and accrued liabilities	(615)	(93)	(712)	(677)
Increase in deferred revenue	278	239	713	75
Increase/(decrease) in income taxes payable	--	19	(175)	172
Total adjustments	1,068	1,592	1,261	3,447
Net cash provided (used) by operating activities	(481)	353	483	5,314

Cash flows used by investing activities:
Purchases of property and equipment	(144)	(514)	(3,114)	(1,059)
Proceeds from disposal of assets	69	3	143	3
Purchase of certificates of deposit	--	(1)	--	(1)
Decrease in artifacts	5	10	32	57
Acquisition of assets of Exhibit Merchandising, LLC	--	--	--	(125)
Net cash used in investing activities	(70)	(502)	(2,939)	(1,125)

Cash flows from financing activities:
Purchase of treasury stock	--	(49)	(534)	(145)
Proceeds from option and warrant exercises	--	622	185	758
Payments on capital lease obligations	(11)	(6)	(33)	(8)
Payments on notes payable	--	(181)	(130)	(758)
Net cash provided/(used) by financing activities	(11)	386	(512)	(153)

Effects of exchange rate changes on cash and cash equivalents	--	6	9	13
Net increase/(decrease) in cash and cash equivalents	(562)	243	(2,959)	4,049
Cash and cash equivalents at beginning of period	3,996	6,150	6,393	2,344
Cash and cash equivalents at end of period	$ 3,434	$ 6,393	$ 3,434	$ 6,393

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 11	$ 9	$ 341	$ 61
Cash paid during the period for taxes	$ 20	$ (4)	$ 108	$ 29

Supplemental disclosure of non-cash investing and financing activities:
Unrealized gain/(loss) on marketable securities	$ --	$ 1	$ (1)	$ 1
Assets purchased with notes payable and equity in Premier Exhibitions Management, LLC	$ --	$ --	$ --	$ 14,451
Purchases of property and equipment under capital leases	$ --	$ --	$ 26	$ 115

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Year Ended
	February 28, 2014	February 28, 2013	February 28, 2014	February 28, 2013
	4Q14	4Q13

Net income/(loss)	$ (1,549)	$ (1,239)	$ (778)	$ 1,867
Depreciation and amortization	1,082	876	4,150	3,525
(Gain)/loss on disposal of assets	(44)	134	(115)	134
Write-off of assets	--	--	798	--
Gain on note payable fair market value adjustment	(152)	--	(2,566)	--
Contract and legal settlements	--	(309)	(297)	(309)
Interest expense	39	138	342	681
Realized losses on foreign currency transactions	137	--	137	--
Gain on debt modification	--	--	--	(81)
Other income	(71)	(3)	(289)	(23)
Income tax expense/(benefit)	--	2	(163)	279
Impact of Hurricane Sandy on New York-Seaport	--	500	908	820
Stock-based compensation	(54)	59	231	866
Adjusted EBITDA(1)	$ (612)	$ 158	$ 2,358	$ 7,759

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Year Ended
	February 28, 2014	February 28, 2013	February 28, 2014	February 28, 2013
	4Q14	4Q13

Compensation, excluding stock-based compensation	$ 1,242	$ 1,688	$ 6,117	$ 7,385
Stock-based compensation	67	59	231	866
Bad debt expense	67	--	67	14
Legal and other professional fees	474	438	2,299	2,657
Rent and other office expenses	404	340	1,600	1,353
Other	637	646	2,447	2,372
General & Administrative expense	$ 2,891	$ 3,171	$ 12,761	$ 14,647

Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Year Ended
	February 28, 2014	February 28, 2013	February 28, 2014	February 28, 2013
	4Q14	4Q13

Admissions revenue	$ 3,751	$ 3,793	$ 18,854	$ 25,450
Non-refundable license fees for current exhibitions	1,320	767	4,039	4,134
Total exhibition revenue	$ 5,071	$ 4,560	$ 22,893	$ 29,584

Total number of exhibitions presented	17	16	32	34
Semi-permanent exhibitions presented	7	5	7	8
Partnered exhibitions presented	6	10	18	23
Exhibitions rented to promoters or museums	4	1	7	3
Total operating days for semi-permanent, partner and rented exhibitions	1,278	1,150	4,868	5,355
Total attendance for semi-permanent and partner presented exhibitions (in 000's)	344	459	1,582	2,596
Average attendance per day for semi-permanent and partnered exhibitions presented	357	399	379	485
Average ticket price for semi-permanent and partnered exhibitions presented	$ 14.81	$ 14.62	$ 14.74	$ 15.50
Average retail per attendee for semi-permanent and partnered exhibitions presented	$ 2.70	$ 3.03	$ 3.23	$ 3.44

Semi permanent exhibitions:
Total operating days	607	448	2,224	2,208
Total attendance (in 000's)	170	135	736	943
Average attendance per day	281	302	331	427
Average ticket price	$ 20.04	$ 22.53	$ 20.63	$ 22.16
Average retail per attendee	$ 3.40	$ 3.61	$ 3.56	$ 3.29

These key non-financial measurements do not include exhibitions under management.

CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer and
         Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com